SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2001

Landmark Systems Corporation

(Exact name of Registrant as specified Charter)

Virginia	0-023373	54-1221302

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12700 Sunrise Valley Drive, Reston, VA	20191-5804

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 703-464-1300

None

(Former name or former address, if changes since last report)

ITEM 5.  OTHER EVENTS.

On August 9, 2001 the Company issued a press release concerning an overstatement of maintenance revenue during the first half of 2001. A copy of the press release is attached hereto as Exhibit 99 and incorporated by reference herein.

Some of the herein statements are forward looking and relate to anticipated future operating results. Future operating results may be impeded by single or combined events and/or circumstances that have not been presently anticipated. Forward-looking statements are based on Landmark management’s current expectations and assumptions, which may be affected by a number of factors, including, without limitation, the significant percentage of sales consummated in the last few days of each calendar quarter making financial predictions difficult and raising a substantial risk of variance in actual results, the risks associated with changes in the Company’s business strategy and focus, possible continued softness in the mainframe enterprise software market, competitive product introductions resulting from rapid technological advances, price competition, any failure or delay in the Company’s ability to develop and introduce new products, uncertainty of customer acceptance of new products, seasonal factors affecting the Company’s sales, the Company’s ability to attract and retain qualified technical, sales, managerial and other key personnel, the Company’s ability to manage expenses effectively, foreign currency risk, and other factors. Therefore, there can be no assurance that actual future results will not differ materially from anticipated results. Readers should refer to Landmark’s disclosure documents filed with the Securities and Exchange Commission for specific details on some of the factors that may affect operating results.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

99:  Text of Press Release dated August 9, 2001.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDMARK SYSTEMS CORPORATION
a Virginia corporation
(Registrant)

By: /s/ Katherine K. Clark

Katherine K. Clark President and Chief Executive Officer (Duly Authorized Officer)

Dated: August 10, 2001

INDEX TO EXHIBITS

Exhibit	Description

99	Text of Press Release dated August 9, 2001